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EXHIBIT 6(e)
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                       JOHN HANCOCK LIFE INSURANCE COMPANY

                          AMENDED AND RESTATED BY-LAWS

                           AS ADOPTED ON JULY 1, 2004

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
ARTICLE I OFFICES..................................................................................................  1
ARTICLE II STOCKHOLDERS............................................................................................  1
    Section 2.1. Place of Meetings.................................................................................  1
    Section 2.2. Annual Meeting....................................................................................  1
    Section 2.3. Special Meetings..................................................................................  1
    Section 2.4. Notice of Meeting.................................................................................  2
    Section 2.5. Quorum............................................................................................  2
    Section 2.6. Adjournment of Meeting............................................................................  2
    Section 2.7. Voting............................................................................................  2
    Section 2.8. Action by Stockholders Without a Meeting..........................................................  2
ARTICLE III DIRECTORS..............................................................................................  2
    Section 3.1. Number and Qualifications.........................................................................  2
    Section 3.2. Responsibilities..................................................................................  3
    Section 3.3. Election and Term of Office.......................................................................  3
    Section 3.4. Removal of directors..............................................................................  3
    Section 3.5. Filling of Vacancies..............................................................................  3
    Section 3.6. Regular Meetings..................................................................................  3
    Section 3.7. Special Meetings..................................................................................  4
    Section 3.8. Notice and Place of Meetings......................................................................  4
    Section 3.9. Business Transacted at Meetings...................................................................  4
    Section 3.10. Quorum and Manner of Acting......................................................................  4
    Section 3.11. Action Without a Meeting.........................................................................  4
    Section 3.12. Participation by Telephone.......................................................................  4
    Section 3.13. Compensation.....................................................................................  4
ARTICLE IV BOARD COMMITTEES........................................................................................  5
    Section 4.1. General...........................................................................................  5
    Section 4.2. Notices of Times of Meetings of Committees and Presiding Officers.................................  5

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
    Section 4.3. Powers............................................................................................  5
    Section 4.4. Proceedings.......................................................................................  5
    Section 4.5. Quorum and Manner of Acting.......................................................................  5
    Section 4.6. Action by Telephonic Communications...............................................................  6
    Section 4.7. Absent or Disqualified Members....................................................................  6
    Section 4.8. Resignations......................................................................................  6
    Section 4.9. Removal...........................................................................................  6
    Section 4.10. Vacancies........................................................................................  6
ARTICLE V OFFICERS.................................................................................................  6
    Section 5.1. Officer Positions:................................................................................  6
    Section 5.2. Additional Officers:..............................................................................  7
    Section 5.3. Surety Bonds:.....................................................................................  7
ARTICLE VI EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF CORPORATE FUNDS......................         7
    Section 6.1. General Provisions................................................................................  7
    Section 6.2. Execution of Instruments..........................................................................  7
    Section 6.3. Corporate Indebtedness............................................................................  8
    Section 6.4. Deposit...........................................................................................  8
    Section 6.5. Checks, Drafts, etc...............................................................................  9
    Section 6.6. Sale, Transfer, etc., of Securities...............................................................  9
    Section 6.7. Voting Upon Stock.................................................................................  9
ARTICLE VII CAPITAL STOCK..........................................................................................  9
    Section 7.1. Certificates of Stock.............................................................................  9
    Section 7.2. Transfer of Stock................................................................................. 10
    Section 7.3. Amount and Issuance............................................................................... 10
ARTICLE VIII INDEMNIFICATION....................................................................................... 10
    Section 8.1. Nature of Indemnity for Directors and Officers.................................................... 10
    Section 8.2. Nature of Indemnity for Employees and Agents...................................................... 11

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
    Section 8.3. Limitation on Indemnities......................................................................... 11
    Section 8.4. Expenses to be Reimbursed......................................................................... 11
    Section 8.5. Determination that Indemnification is Proper...................................................... 12
    Section 8.6. Advance Payment of Expenses....................................................................... 12
    Section 8.7. Survival.......................................................................................... 12
    Section 8.8. Preservation of Other Rights...................................................................... 13
    Section 8.9. Insurance......................................................................................... 13
    Section 8.10. Severability..................................................................................... 13
    Section 8.11. Procedure for Indemnification of Directors and Officers.......................................... 13
ARTICLE IX AMENDMENTS.............................................................................................. 14
    Section 9.1. Amendments........................................................................................ 14
ARTICLE X GENERAL PROVISIONS....................................................................................... 14
    Section 10.1. Fiscal Year...................................................................................... 14
    Section 10.2. Contributions.................................................................................... 14
    Section 10.3. Waivers of Notice................................................................................ 14
    Section 10.4. Dividends........................................................................................ 14

AMENDED AND RESTATED BY-LAWS

                                       OF

                       JOHN HANCOCK LIFE INSURANCE COMPANY

        Incorporated under the Laws of The Commonwealth of Massachusetts

                                    ARTICLE I
                                     OFFICES

      John Hancock Life Insurance Company (the "Corporation") shall maintain a registered office in The Commonwealth of Massachusetts. The Corporation may also have other offices at such places, either within or without The Commonwealth of Massachusetts, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

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    Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the President or the directors. Any adjourned session of any meeting of the stockholders shall be held in the same city/or town as the initial session, or elsewhere within Massachusetts, in either case at the place designated in the vote of adjournment.

      Section 2.2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place within six months after the end of the Corporation's fiscal year as shall be fixed from time to time by the Board of Directors and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by applicable law or the Articles of Organization.

      Section 2.3. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors or the President and shall be called by the Clerk (or another officer if the Clerk fails to do so) at the request of the holders of the issued and outstanding capital stock of the Corporation representing at least ten percent of the votes entitled to be cast at a meeting of stockholders not less than five business days after receipt of such request. Special meetings shall be held at such place or places within or without The Commonwealth of Massachusetts as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. A meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication to the extent permitted by applicable law.

      At any special meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by applicable law or the Articles of Organization.

      Section 2.4. Notice of Meeting. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote at such meeting and to each stockholder who, by applicable law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with such stockholder or at such stockholder's residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at such stockholder's address as it appears in the records of the corporation. Such notice shall be given by the Clerk or an Assistant Clerk or by an officer designated by the directors.

      Section 2.5. Quorum. Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by applicable law or the Articles of Organization.

      Section 2.6. Adjournment of Meeting. Whether or not a quorum is present, a meeting may be adjourned by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a "Majority Vote"), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be

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adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal or departure of any stockholder.

      Section 2.7. Voting. Except as otherwise provided by applicable law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy. Unless required by applicable law or the Articles of Organization, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall state the number of shares voted.

      Section 2.8. Action by Stockholders Without a Meeting. Whenever, under applicable law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III
                                    DIRECTORS

      Section 3.1. Number and Qualifications. The Board of Directors shall not be less than one (1) and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors or by the stockholders. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case, such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies. All directors shall be at least eighteen years of age. The directors need not be stockholders.

      Section 3.2. Responsibilities. The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of two or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by applicable law. The Board of Directors may elect from its own membership a Chairman of the Board of Directors and a Vice Chairman.

      Section 3.3. Election and Term of Office. Except as otherwise provided by applicable law or the Articles of Organization, the directors shall be elected at each meeting of the stockholders for the election of directors at which a quorum is present by a plurality of the votes cast at such election. If the election of directors shall not be held on the day designated by the By-Laws, the directors shall cause the same to be held as soon thereafter as may be convenient. The directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

      Section 3.4. Removal of Directors. Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meeting of such stockholders called for the purpose, consistent with applicable law. In addition, any director may be removed at any time, either for or without cause, upon the affirmative vote of the majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal. Any vacancy in the Board of Directors caused by any removal may be filled by the stockholders entitled to vote for the election of the director so removed. Such vacancy may also be filled in the manner provided in Section 3.5 hereof.

      Section 3.5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by the unanimous vote of the remaining directors, though less than a quorum, or by the stockholders. In lieu of filling any vacancy the Board of Directors may reduce the number of Directors pursuant to Section 3.1. In case of any increase in the number of directors, the additional directors may be elected by the unanimous vote of the directors in office prior to such increase or by the stockholders. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his or her successor. Any such vacancies or newly created directorships may also be filled by the stockholders.

      Section 3.6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by the Chairman, the Chief Executive Officer (if a director) or the Board of Directors.

      Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called at any time by any director.

      Section 3.8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at such time and place as shall be determined by the Chairman, the Chief Executive Officer (if a director) or the Board of Directors on not less than five business days prior written notice to all directors; provided that no notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice.

      Section 3.9. Business Transacted at Meetings. All business to be transacted at any regular or special meeting of the Board of Directors must be stated in the notice of such meeting, provided that any action approved by all directors then in office may be taken regardless of the absence of such notice of such action.

      Section 3.10. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by applicable law, the Articles of Organization or these By-Laws. Whether or not a quorum is present at a meeting of the Board of Directors, upon request of any director, the Board of Directors shall adjourn the meeting to such time (but not less than two business days after such adjournment, unless otherwise agreed to by the directors requesting such adjournment) and place as a majority of the directors present at the meeting may determine without notice other than an announcement at the meeting.

      Section 3.11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the full Board of Directors or committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

      Section 3.12. Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

      Section 3.13. Compensation. The Board of Directors may establish by resolution adopted by unanimous vote of the full Board of Directors reasonable compensation for directors for services to the Corporation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV
                                BOARD COMMITTEES

      Section 4.1. General. The Board of Directors may designate a Committee of Finance and one or more other committees, each such committee to consist of such number of Directors, not less than two, as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors or at any other time. Any such committee may be abolished or redesignated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

      Section 4.2. Notices of Times of Meetings of Committees and Presiding Officers. Meetings of a committee shall be held upon call of the Chief Executive Officer, or upon call of the chairman of such committee or two members of such committee. Meetings of each committee may also be held at such other times as it may determine. A meeting of a committee shall be held at such place and upon such notice as shall be determined by the person or persons who call such meeting. Any such chairman, if present, or such member or members of each committee as may be designated by the Chief Executive Officer shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer. Meetings of any committee may be attended by Directors who are not members of such committee unless the chairman of such committee requests otherwise.

      Section 4.3. Powers. Each committee of the Board of Directors shall have and may exercise such powers of the Board as shall be specified by the Board. An action by any such committee shall, for purposes of these By-Laws, and otherwise, be deemed to be the same as an action by the Board of Directors; provided, however, that no committee shall have or exercise any powers which may not be delegated to a committee under applicable law. Any committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

      Section 4.4. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place (within or without The Commonwealth of Massachusetts), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

      Section 4.5. Quorum and Manner of Acting. At all meetings of any committee, the presence of members (or alternate members) constituting a majority of the members then serving on such committee shall constitute a quorum for th e transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. Notwithstanding anything to the contrary set forth in this Section 4.5 or elsewhere in these By-Laws, committees of two Directors may operate otherwise as determined by the Board of Directors.

      Section 4.6. Action by Telephonic Communications. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

      Section 4.7. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Section 4.8. Resignations. Any member (and any al ternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Clerk. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation from the Board of Directors shall automatically constitute a resignation from any committee on which such Director may serve.

      Section 4.9. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors. Removal of a Director as such shall automatically constitute removal from any committees on which such Director may serve.

      Section 4.10. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

      Section 5.1. Officer Positions. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice

Presidents, Assistant Vice Presidents and Senior Managing Directors, or other positions of equivalent rank) as the Board of Directors may from time to time determine, a Chief Financial Officer, a General Counsel, a Clerk, a Treasurer and such other additional officers as provided in Section 5.2 below, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. The Clerk (who may also be referred to as a Secretary) shall be a resident of Massachusetts unless the Corporation shall have a resident agent. Except as otherwise specified by the Board of Directors, such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, provided that such an officer may be removed for cause only after reasonable notice and opportunity to be heard before the Board of Directors.

      Section 5.2. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Chairman of the Board, the Chief Executive Officer or the President may appoint additional officers to hold office at the pleasure of the appointing officer. Such officers may include members of the Chairman's Staff or the President's Staff, Department Heads or members of the staff of a Sector or Department Head, who are not elected officers. Such an appointed officer shall have such powers and duties as may be assigned by the Chairman of the Board, the Chief Executive Officer or the President or by his or her Sector or Department Head. The Board of Directors from time to time may delegate to any other officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and dutie s. Any such officer or agent may remove any such subordinate officer appointed by him or her, for or without cause.

      Section 5.3. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may come into his or her possession.

                                   ARTICLE VI
                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

      Section 6.1. General Provisions. The Chief Executive Officer, the President, any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, Assistant Vice Presidents and Senior Managing Directors or positions of equivalent rank), the Clerk, any Assistant Clerk, the Chief Financial Officer, the Treasurer or any Assistant Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chief Executive Officer or the President may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

      Section 6.2. (a) Execution of Instruments. Except as otherwise provided by the Board of Directors, and in addition to the provisions of the foregoing
Section 6.1, each of the following officers or employees of the Corporation (i) the Chairman of the Board, the President, the Vice

Chairman of the Board, the Chief Financial Officer, the Chief Investment Officer, the Chief Administrative Officer, the General Counsel, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Vice President, any Second Vice President, any Assistant Vice Presidents, any Executive Managing Director, the Treasurer, any Assistant Treasurer, or any Treasury Officer, (ii) any Senior Managing Director, any Managing Director, any Director or any other employee of the Bond and Corporate Finance Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank or (iii) any Senior Investment Officer, any Investment Officer or any other employee of the Real Estate Investment Group of the Investment Sector (or any successor thereto) holding a title of equivalent rank, or any one of them, is hereby authorized to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Committee of Finance. In addition, the Chairman of the Board, the Chief Financial Officer or the Chief Investment Officer, may at their discretion designate and authorize any employee of the Corporation to execute and seal with the corporate seal, acknowledge and deliver any and all instruments required in connection with any investment, sale or loan authorized by or pursuant to authority granted by the Committee of Finance.

      (b) Except as otherwise provided by the Board of Directors, each of the Chairman of the Board, the President, the Vice Chairman of the Board, the Chief Financial Officer, the Chief Investment Officer, the Chief Administrative Officer, the General Counsel, the Senior Executive Vice Presidents, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Second Vice Presidents, the Assistant Vice Presidents, the Executive Managing Directors, the Senior Managing Directors, the Clerk and the Assistant Clerks, or any one of them, is hereby authorized to waive, alter, modify or change any of the conditions or provisions of any policy or contract issued by the Corporation and to execute or modify any contract of reinsurance.

      Section 6.3. Corporate Indebtedness. No loans or advances shall be made by the Corporation to others, or contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors, or a committee thereof, or the Chief Executive Officer. Any such authorization may be general or confined to specific instances. Any officer of the Corporation thereunto so authorized may effect loans and advances by or to the Corporation, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

      Section 6.4. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or a committee thereof, or the Chief Executive Officer, or other officers or agents as may be authorized by the Board of Directors or a committee thereof.

      Section 6.5. Checks, Drafts, etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, or a committee thereof, from time to time may determine.

      Section 6.6. Sale, Transfer, etc., of Securities. Subject to the limitation contained in these By-Laws, and except as otherwise provided by the Board of Directors, the Chairman of the Board, the

President, the Chief Financial Officer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank), the Treasurer, the Clerk, an Assistant Treasurer or a Treasury Officer of the Corporation with the approval in writing of the Treasurer, the Controller, the Auditor, an Associate Auditor or an Assistant Auditor is hereby authorized to do any and all things necessary to assign or transfer any stock in any corporation or any bonds, debentures, notes or other evidences of indebtedness now or hereafter owned by or standing in the name of the Corporation, and may make, execute and deliver in the name of and as the act of the Corporation, under its corporate seal, any and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.

      Section 6.7. Voting Upon Stock. Unless otherwise ordered by the Board of Directors, the President, the Chief Financial Officer, Treasurer or any Vice President (including, without limitation, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents, Assistant Vice Presidents, Executive Managing Directors and Senior Managing Directors or positions of equivalent rank) shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VII
                                  CAPITAL STOCK

      Section 7.1. Certificates of Stock. (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or Vice Chairman, if any, or the President or any Vice President and by the Treasurer or any Assistant Treasurer, certifying the number of shares owned by such stockholder in the Corporation.

      (b) Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

      (c) There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled", with the date of cancellation.

      Section 7.2. Transfer of Stock. (a) Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, in person or by the holder's attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Clerk of the Corporation or with any of its transfer agents, upon surrender of the certificate or certificates properly endorsed or accompanied by proper instruments of transfer, representing such shares.

      (b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by applicable law.

      Section 7.3. Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be stated in the Corporation's Articles of Organization. The Board of Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

                                  ARTICLE VIII
                                INDEMNIFICATION

      Section 8.1. Nature of Indemnity for Directors and Officers . The Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation and who was, is or may be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a non-profit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation's request with respect to any employee benefit plan. In addition, the Corporation shall indemnify any person, whether or not such person is or was a director or officer of the Corporation, who is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was, is or may be made a party to any Proceeding by reason of any action alleged to have been taken or omitted in such capacity.

      Any indemnification of an individual pursuant to this Section 8.1 (unless ordered by a court) shall be made by the Corporation, unless a determination is made that the individual failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that, to the extent that a present or former director or officer of the Corporation or of another entity covered under this Section 8.1 has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify a director or officer of the Corporation or of another entity covered under this Section 8.1 in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

      Section 8.2. Nature of Indemnity for Employees and Agents . The Corporation may indemnify any person who is or was or has agreed to become an employee or agent of the Corporation, or who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Corporation has a financial interest, direct or indirect, and who was or is or may be made a party to a Proceeding by reason of (i) any action alleged to have been taken or omitted in such capacity, (ii) activities with a nonprofit organization, or pro bono or volunteer services, which services have been requested or endorsed by the Corporation or (iii) service at the Corporation's request with respect to any employee benefit plan. Any indemnification of a present or former employee or agent under this Section 8.2 (unless ordered by a court) may be made by the Corporation, unless a determination is made that the present or former employee or agent failed to act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 8.3. Limitation on Indemnities. In the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor against any person described in Sections 8.1 and 8.2 above, (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and
(ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      No indemnification shall be provided for a person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 8.4. Expenses to be Reimbursed. Without limitation, any indemnification provided by the Corporation pursuant to Section 8.1 shall cover, or with respect to an indemnification provided pursuant to Section 8.2, may cover, judgments, fines, court costs, reasonable attorneys' fees and the cost of reasonable settlements, to the extent such expenses are actually and reasonably incurred in connection with the Proceeding.

      Section 8.5. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation or of another entity under Section 8.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in
Section 8.1. Any indemnification of a present or former employee or agent of the Corporation or of another entity under Section 8.2 hereof (unless ordered by a court) may be made by the Corporation unless a determination is made that indemnification of the present or former employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 8.2. Any such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (1) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct , by independent legal counsel in a written opinion, or (4) by the stockholders.

      The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

      Section 8.6. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer described in Section 8.1 in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it should be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees or agents describe d in Section 8.2 in defending any Proceeding may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent any director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

      Section 8.7. Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such covered capacity at any time while these provisions, as well as the relevant provisions of any applicable law, are in effect. Any repeal or modification of these provisions or applicable law shall not affect a ny right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Rights arising under this Article may not be modified retroactively without the consent of any affected director, officer, employee or agent or former director, officer, employee or agent.

      Section 8.8. Preservation of Other Rights. The indemnification provided under this Article VIII shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

      Section 8.10. Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 8.11. Procedure for Indemnification of Direct ors and Officers . Any indemnification of a director or officer pursuant to these By -Laws, or advance of costs, charges and expenses to a director or officer under Section
8.6 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in a court of law. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 8.6 of these By-Laws where the required undertaking of repayment, if any, has been received by the Corporation) that the claimant ha s not met the standard of conduct requiring indemnification by the Corporation, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not me t such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 9.1. Amendments. Except as otherwise provided in the Articles of Organization, the Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws by majority vote of the full Board of Directors.

                                    ARTICLE X
                               GENERAL PROVISIONS

      Section 10.1. Fiscal Year: The fiscal year of the Corporation shall be the calendar year.

      Section 10.2. Contributions: The Directors may, subject to the limits and restrictions imposed by law and subject to such rules and regulations consistent with law that they may make, make contributions of such sums of money as they determine to be reasonable for public welfare or for charitable, scientific or educational purposes.

      Section 10.3. Waivers of Notice: Whenever any notice is required to be given by law, or under the provisions of the Articles of Organization or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

      Section 10.4. Dividends: (a) Subject to any applicable provisions of law, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

(b) A member of the Board of Directors, and each member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Direct or reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.